QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

VERSICOR INC.
34790 Ardentech Court
Fremont, California 94555

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Versicor Inc. held of record by the undersigned on [record date], 2002, at the Special Meeting of Stockholders to be held on [meeting date], 2002 and at any adjournment or postponement thereof.

        (Continued on reverse side)

Please Detach and Mail in the Envelope Provided

☒	Please mark your votes as in this example.
		PROPOSAL	FOR	AGAINST	ABSTAIN
	1.	Approve and adopt the Agreement and Plan of Merger between Versicor and Biosearch.	☐	☐	☐
	2.	Approve and ratify the 2001 Stock Option Plan Amendments	☐	☐	☐
	3.	Adjourn the special meeting, if necessary, to permit the board to solicit additional proxies.	☐	☐	☐
	4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

All other proxies heretofore given by the undersigned to vote shares of stock of Versicor Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.
Signature	Signature	Date:	, 2002
NOTE:	Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

QuickLinks

  Exhibit 99.1